EXHIBIT 10.4



                                                                  EXECUTION COPY


                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into by and among Sutter Holdings Company, Inc., a Delaware corporation ("Sutter") and its affiliate, FLF, Inc. d/b/a Diversified Risk Insurance Brokers, a California corporation (the "Company") and John C. Schreiner ("Executive"), effective as of the 22nd day of November, 2004.

                                   WITNESSETH:


         WHEREAS, each of Sutter and the Company desire to assure themselves that the Company shall have the services of Executive for the period provided in this Agreement, and Executive is willing to serve in the employ of the Company on a full-time basis for such period, all in accordance with the terms and conditions contained in this Agreement;

         WHEREAS, a condition of Sutter and the Company entering into this Agreement is Executive's execution and delivery of the Shareholder Covenant Agreement (the "Covenant Agreement") dated as of the date hereof by and among the Company, Sutter and the shareholders signatory thereto;

         WHEREAS, pursuant to the execution of the Covenant Agreement by Executive, Executive is bound by the covenants set forth in Section 1 of the Covenant Agreement; and

         WHEREAS, the execution and delivery of this Agreement by Sutter, the Company and Executive are conditions to the consummation of the transactions set forth in the Merger Agreement (the "Merger Agreement") dated as of November 22, 2004 by and among the Company, Sutter, Sutter Acquisition Company, a Delaware corporation and the shareholders named therein.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, Sutter, the Company and Executive hereby agree as follows:

     1. Employment. The Company hereby employs Executive, and Executive hereby accepts such employment with the Company for the period provided for in Section 2, all upon the terms and conditions contained in this Agreement. As a condition to Executive's employment by the Company, Executive affirms and represents that Executive is under no obligation to any former employer or other person which is in any way inconsistent with, or which imposes any restriction upon, Executive's acceptance of employment with the Company, the employment of Executive by the Company, or Executive's undertaking under this Agreement.

     2. Term of Employment. Unless sooner terminated pursuant to Section 17, the initial term of Executive's employment under this Agreement shall be for a five-year period commencing on the effective date hereof and continuing to September 30, 2009 (the "Initial Term"). From and after September 30, 2009, on


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each  anniversary of the date of end of the Initial Term, the term of employment
(the "Employment Term") shall automatically extend for a successive one-year term unless the Company elects not to extend the Employment Term by sending at least 90 days' prior written notice (a "Notice of Nonextension") thereof to Executive. A termination pursuant to a Notice of Nonextension shall not be considered a termination for "Cause."

     3. Duties.

     (a) General. During the Employment Term, Executive shall render general insurance agency and/or brokerage, administrative and managerial services to the Company, shall be based at Company's office in Emeryville, California and shall perform such other reasonable employment duties as the Company's Board of Directors (the "Company Board") or such executive as designated by the Company Board may, from time to time, prescribe. During the Employment Term, Executive shall also serve, if elected, as an officer or director of the Company. Executive shall devote substantially all of his business time, attention, skill and energy to the business of the Company, shall use his best efforts to promote the success of the Company's business, and shall cooperate fully with the Company Board in the advancement of the best interests of the Company. Except as may otherwise be approved in advance by the Company Board with respect to memberships on the boards of directors of, and other offices or positions in, companies or organizations which, in their judgment, will not present any conflict of interest with Sutter and the Company or any of their affiliates or materially affect the performance of Executive's duties and except during vacation periods and reasonable periods of absence due to sickness, personal injury or other disability, Executive shall devote his full time throughout the Employment Term to the services required of Executive; provided, that Executive may continue to serve on the board of directors or managing body of AssureSite Technologies, LLC and/or Ironsides, Inc. so long as these entities (i) continue in their respective lines of current business, (ii) do not compete with the Company or any of its affiliates and (iii) do not require a substantially greater amount of Executive's time and attention than such entities currently require. Executive shall render his services exclusively to Sutter and the Company and their affiliates during the Employment Term in a manner consistent with the duties of Executive's position.

     (b) Additional Assurances. During the entire Initial Term, the parties expressly agree that Executive shall have duties and responsibilities which are consistent with those of an executive employee of the Company. Thereafter, the parties expressly agree that Executive's job title and job duties may be changed by the Company Board, but Executive shall still be considered a high ranking executive of the Company and Executive shall still have duties and responsibilities which are consistent with that of a high ranking executive employee and Executive's other rights under this Agreement (e.g., compensation, benefits and expenses, severance payments, etc.) shall remain in full force and effect.

     4. Salary. As compensation for the services to be performed by Executive during the Employment Term, the Company shall pay to Executive the compensation as set forth on Exhibit A (the "Compensation"). The Compensation, including any upward or downward adjustments or increments thereto and the production-based commission compensation, shall hereinafter be collectively referred to as the "Salary." The payment of any Salary hereunder shall be subject to applicable

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withholding  and payroll  taxes,  and such other  deductions  as may be required under the Company's employee benefit plans. Any Salary payable shall be paid in installments in accordance with the Company's salary administration practices as they may from time to time exist and subject to withholdings and payroll deductions.

     5. Benefits. In addition to the Salary required by Section 4 to be paid to Executive during the Employment Term, Executive shall:

     (a) be eligible to participate in all employee fringe benefits, stock option, bonus and incentive compensation programs or plans and any pension and/or profit sharing plans that may be provided by the Company for its key executive employees in accordance with the provisions of any such programs or plans;

     (b) participate in any life or other similar insurance plans, medical and health plans or other employee welfare benefit plans that may be provided by the Company for its key executive employees in accordance with the provisions of any such plans;

     (c) be entitled to annual paid vacation in accordance with the Company's policy (taking into account all of his years of service with the Company, to the extent that the years of service are relevant in connection with such policy) that may be applicable to key executive employees; and

     (d) be entitled to sick leave and sick pay in accordance with any Company policy that may be applicable to key executive employees.

         With reference to the above benefits, Sutter and the Company expressly reserves the right to alter, modify, amend or terminate any such programs or plans at any time and for any reason during the Employment Term; provided, however, the Company shall provide Executive with at least the same level of benefits as those provided to other key executive employees of the Company.

     6. Expenses; Indemnification. The Company shall, upon submission of expense reports acceptable to the Company, reimburse Executive in accordance with existing Company policy for all reasonable and necessary business expenses incurred by him in connection with the performance of Executive's duties pursuant to Section 3 of this Agreement. In addition, the Company shall defend, indemnify and hold Executive harmless from all costs, expenses, legal fees, damages and any other liability incurred by Executive as a result of performing services in the scope of his employment with or as an officer, director or agent for the benefit of the Company, pursuant to applicable California statutes and the Company's articles of incorporation and/or bylaws but in any event excluding fraud and willful misconduct. The Company shall pay the expenses (including the attorneys' fees and disbursements) of the Employee incurred in good faith in connection with this Section 6 upon receipt of an undertaking by or on behalf of the Employee to repay the amount if it is ultimately determined by a court that the Employee is not entitled to be indemnified pursuant to this Section 6. The financial ability the Employee to repay an advance shall not be a prerequisite to the making of the advance.

     7. Automobile Allowance. Executive shall, in any case, receive from the Company an automobile allowance of One Thousand ($1,000) Dollars per month. The automobile allowance shall be adjusted on each anniversary of the commencement

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of this  Agreement to  prospectively  reflect  increases in the annual  Consumer
Price Index for All Urban Consumers (CPI-U) using the latest available published index figure on the date of this Agreement as the base index figure.

     8. Death of Executive. In the event Executive's employment is terminated pursuant to Section 17(a), Executive's spouse or, if Executive is not married at the time of his death, the estate of Executive shall be entitled to receive Executive's Salary, commissions and benefits earned in accordance with the Company's standard compensation policies through the date of death, in addition to all other applicable reimbursable expenses and vested insurance benefits.

     9. Disability of Executive. In the event Executive's employment is terminated as a result of Disability, as defined in Section 17 of this Agreement, Executive shall be entitled to receive his Salary, commissions and benefits earned in accordance with the Company's standard compensation policies through the date of termination, in addition to all other applicable reimbursable expenses and vested insurance benefits.

     10. Termination of Executive Other Than for Cause: Post-Termination Payment. In the event Executive's employment is terminated by the Company other than for Cause or as set forth in Section 2 pursuant to a Notice of Nonextension, Executive shall be entitled to receive Executive's Salary, commissions and benefits earned in accordance with the Company's standard compensation policies through the date of termination, in addition to all other applicable reimbursable expenses and vested insurance benefits. In addition, the Company shall pay to Executive the greater of (i) Executive's Salary for the eighteen (18) months immediately following such termination and (ii) Executive's Salary for the number of months remaining in the Initial Term, determined by taking the arithmetic average of Executive's monthly Salary for the prior twenty four (24) months. These payments will be paid in accordance with the Company's normal payroll process or in one lump sum, at the option of the Company, within 30 days following the termination of Executive's employment.

     11. Special Bonus. If Executive remains in the employ of the Company through September 30, 2009, the Company shall pay Executive a Special Bonus (as defined below) in cash, less applicable federal, state and local withholding taxes, on October 30, 2010. As used in this Agreement, "Special Bonus" shall mean $400,000; provided, that if Executive's commission and fee revenue for the twelve (12) months ending September 30, 2010 (including commission and fee revenue from new business written or placed by or through Executive ("New Business")) is less than 90% of Executive's commission and fee revenue for the twelve (12) months ending September 30, 2009 there shall be a proportionate reduction in the Special Bonus using 90 as the denominator (e.g. if 60% of Executive's commission and fee revenue as determined September 30, 2009 is booked by the Company as of September 30, 2010, then 60/90 or two-thirds of the $400,000 Special Bonus ($266,667) shall be paid to Executive).

     The  Special   Bonus  shall  vest  100%  in  Executive   (or  his  personal
representative) on the date that Executive's employment with the Company terminates prior to September 30, 2009 as a result of death, disability or termination by the Company without Cause and be payable by the Company within thirty (30) days following death, disability or termination by the Company


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without Cause;  provided,  that such payment is subject to acceleration pursuant to Section 20.

     12. Employment Relationship. Executive acknowledges that:

     (a) Executive's employment by the Company creates a relationship of confidence and trust between Executive and the Company with respect to certain information applicable to the clients and customers of the Company or its affiliates which may be made known to Executive during the period of his employment.

     (b) The Company has a proprietary interest in documents and information applicable to its business or to the business of its clients and customers which may be made known to Executive or developed by Executive during the period of Executive's employment (hereinafter "Confidential Information").

     (c) "Confidential Information" means information that is not generally known to the public and that is used, developed or obtained by the Company in connection with its business, including but not limited to information not made available to the public about the Company's products and services, sales, fees, costs, pricing and pricing structures, financial information marketing, ideas, developments, research records, analyses, technical data (including flowcharts manuals and documentation), data bases, information on computer disks or computer print-outs, computer programs and computer software (including operating systems, applications and program listings), processes, copyrightable works, plans for product or service improvement and development, business and strategic plans, lists of customers or clients, financial information, forecasts, customer records and any other information which derive independent economic value, actual or potential, from not being generally known by other persons who can obtain economic value from its disclosure or use.

     (d) In the event that Executive, either prior to the date here of or as part of his future activities on behalf of the Company generates, authors or contributes to any invention, design, new development, device, product, method or process (whether or not patentable or reduced to practice or comprising Confidential Information), any copyrightable work (whether or not comprising Confidential Information) or any other form of Confidential Information relating directly or indirectly to the Company's business as now or hereinafter conducted (collectively, "Intellectual Property"), Executive acknowledges that such
Intellectual Property is the exclusive property of the Company and hereby assigns all right, title and interest in and to such Intellectual Property to the Company; provided, for the avoidance of doubt, any of the foregoing relating directly or indirectly to AsssureSite Technologies, LLC's business shall be excluded from the definition of Intellectual Property. Any copyrightable work prepared in whole or in part by Executive will be deemed "a work made for hire" under Section 201(b) of the 1976 Copyright Act, and the Company shall own all of the rights comprised in the copyright therein. Executive shall promptly and fully disclose all Intellectual Property to the Company and shall cooperate with the Company to protect the Company's interests in and rights to such
Intellectual Property (including, without limitation, providing reasonable assistance in securing patent protection and copyright registrations and executing all documents as reasonably requested by the Company, whether such requests occur prior to or after termination of Executive's employment with the Company).


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     13.  Company  Documents  and  Property.  Executive  acknowledges  that  the
Company's Confidential Information and Trade Secrets have commercial value to the Company and such information is the property of the Company.

     14. Non-Disclosure of Trade Secret Information. Executive hereby understands and agrees that he will, at all times, conform his conduct to the requirements of the California Uniform Trade Secrets Act. Executive will not misappropriate (e.g., use or disclose to any third party) any trade secret of the Company. Executive recognizes that the penalties for a trade secret violation include disgorgement of profits, payment of royalties, compensatory damages, punitive damages and attorneys' fees. Executive understands that he may ask the Company to render an opinion as to whether the Company considers certain knowledge to be a trade secret, if such a question should arise. Executive understands that, upon termination of employment with the Company for any reason, Executive will continue to be prohibited at any time thereafter from misappropriating any trade secret of the Company.

     15. Return of Property. Upon termination of Executive's employment for any reason, or at any other time the Company requests in writing, Executive shall immediately deliver to the Company all memoranda, notes, plans, records, reports, other documents (and copies thereof) and other property in Executive's possession or control relating to the business of the Company or any of its affiliates.

     16. Company Bankruptcy. Notwithstanding anything herein to the contrary, in the event that a petition for adjudication of either Sutter or the Company (or any successor or assignee of either entity), as a voluntary or involuntary debtor shall be filed under the laws relating to bankruptcy and said petition is not dismissed within thirty (30) days of filing, then the restrictions and covenants of Sections 12 and 14 shall immediately be null and void.

     17. Termination. Executive's employment shall be terminated upon the occurrence of any of the following:

     (a) the death of Executive;

     (b) Executive's disability (as such term is defined pursuant to the provisions of the Company's long-term executive disability plan, as in effect from time to time) ("Disability");

     (c) the termination of Executive's employment by Executive at any time by either resignation or retirement; provided, that Executive submits 90 days' prior written notice of such termination to the Company Board;

     (d) the termination of Executive's employment by the Company at any time "for Cause," such termination to take effect immediately upon written notice by the Company to Executive, after first giving Executive an opportunity to cure as set forth in this Agreement. For purposes of this Agreement, the term "for Cause" or "Cause" shall mean: (i) the conviction or plea of no contest of Executive with respect to any non-traffic related offense that is a felony or a crime that involves misrepresentation; (ii) fraud with respect to Sutter, Sutter's subsidiaries, the Company, the customers and suppliers of the Company or Sutter (including, without limitation, the intentional misappropriation or attempted intentional misappropriation); (iii) an act of Executive which


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materially  breaches  his  obligations  to  Sutter  or the  Company  under  this
Agreement or the Covenant Agreement; (iv) the existence of any court order or settlement agreement prohibiting Executive's continued employment with the Company; or the revocation of Executive's insurance agent or brokerage license by Executive's state of residence and such revocation becomes final and (v) Executive's gross and continued (1) inattention to, (2) neglect of or (3) failure to materially perform (other than any such failure resulting from incapacity due to mental or physical illness) the duties to be performed by him under this Agreement as reasonably directed by the Company Board; provided, that with respect to item (v), Executive has received sixty (60) days prior written notice from the Company Board requesting a cure of such failure and Executive fails to cure such failure within a sixty (60) day period. If this definition is not met, any termination by the Company (regardless of the stated reason) shall be treated, for purposes of this Agreement, as a termination by the Company without Cause; or

     (e) subject to the terms and provisions of Sections 10 and 11, the termination of Executive's employment by the Company other than for Cause, such termination to take effect upon 90 days' prior written notice by the Company to Executive.

     18. Nonalienation. Except as may otherwise be required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, hypothecation or to execution, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

     19. Assignment. Executive may not assign this Agreement or any of his rights or obligations hereunder. The Companies, in their sole discretion, may assign their respective rights and duties under this Agreement; provided, that Sutter's and the Company's obligations are expressly assumed in writing by an assignee of financial wealth comparable to that of the assigning entity or entities. This Agreement shall be binding upon and inure to the benefit of (a) Sutter and the Company and their respective successors and assigns and any purchaser of either or both of Sutter and the Company or substantially all of the assets of either or both of Sutter and the Company and (b) Executive, and his designees and his estate.

     20. Change in Control. Notwithstanding anything to the contrary expressed or implied herein, Executive shall vest 100% in and be paid the Special Bonus set forth in Section 11 within 30 days of a Change in Control of Sutter. Executive shall also be entitled to the post-termination payments set forth in
Section 10, if, following a Change in Control of Sutter, (i) Executive is assigned to any duties, responsibilities or geographic location substantially inconsistent with his position, duties, responsibilities or geographic location with the Company immediately prior to such Change in Control, or his duties or responsibilities are substantially reduced as compared with such duties and responsibilities immediately prior to such Change in Control; (ii) Executive's Salary is materially reduced as compared to his Salary immediately prior to such Change in Control of Sutter; or (iii) the Company fails to obtain the assumption of its obligations to perform this Agreement by any financially comparable successor; provided, that Executive is not terminated for Cause. For purposes of this Agreement, a "Change in Control" of Sutter shall be deemed to have occurred if a majority of the members of the Sutter's Board of Directors (the "Sutter Board") are not Continuing Directors. For purposes of this Agreement "Continuing Directors" means (a) any member of the Sutter Board who was a member of the

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Sutter Board on the Closing Date (as defined in the Merger  Agreement),  and (b)
any individual who becomes a member of the Sutter Board after the Closing Date, if such individual was appointed or nominated for election to the Sutter Board by a majority of the individuals who qualify as Continuing Directors on the date of such election.

     21. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient or when sent by facsimile followed by delivery by reputable overnight courier service, or one day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices, demands and other communications shall be sent to Sutter, the Company and Executive at the addresses indicated below. All notices, demands and other communications hereunder may be given by any other means (including telecopy or electronic mail), but shall not be deemed to have been duly given unless and until it is actually received by the intended recipient:

If to Sutter:              William Knuff, III, Co-Chairman, Co-CEO and CFO and
                           R. Michael Collins, President Sutter Holding Company,
                           Inc. 220 Montgomery Street, Suite 2100 San Francisco,
                           CA 94104 Facsimile: (415) 788-1515

With a copy to:            Eunu Chun, Esq.
                           Kirkland & Ellis, LLP
                           153 East 53rd Street
                           New York, NY  10022?4611
                           Facsimile: (212) 446-4900

If to the Company:         Michael P. Flynn
                           Diversified Risk Insurance Brokers
                           5900 Christie Ave.
                           Emeryville, CA  94608
                           Facsimile: (510) 547-5648

If to Executive:           John C, Schreiner
                           [redacted]

With a copy to:            David M. Mosier, Esquire
                           Knox McLaughlin Gornall & Sennett, P.C.
                           120 West 10th Street
                           Erie, PA 16501-1461
                           Facsimile: (814) 453-4530


         Any party may change the address to which notices are to be sent to it by giving ten (10) days' written notice of such change of address to the other party in the manner hereinafter provided for giving notice. Notices will be

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considered delivered on the date of personal delivery or on the date of deposit in the United States mail in the manner above provided for giving notice by mail.

     22. Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of California without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdiction).

     23. Severability. If any provision of this Agreement shall be determined to be invalid, illegal or unenforceable in whole or in part, neither the validity of the remaining part of such provision nor the validity of any other provision of this Agreement shall in any way be affected.

     24. Waiver. Failure to insist upon strict compliance with any of the terms, covenants or conditions of this Agreement shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or power under this Agreement at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

     25. Entire Agreement; Modifications: and Conditions. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, oral and written, between Sutter, the Company and Executive with respect to Executive's employment. This Agreement may be modified or amended only by an instrument in writing signed by all of Sutter, the Company and Executive.

     26.   Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     27. Headings. The various headings of this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any of its provisions.

     28. Remedies. The parties acknowledge that a remedy at law for any breach or threatened breach of the provisions of this Agreement would be inadequate and therefore agree that the other party shall be entitled to injunctive relief, both preliminary and permanent, in addition to any other available rights and remedies in case of any such breach or threatened breach; provided, however, that nothing contained herein shall be construed as prohibiting either party from pursuing any other remedies available for any such breach or threatened breach. The parties further acknowledge and agree that in the event of a breach by the other party of any provision of this Agreement, the prevailing party shall be entitled, in addition to all other remedies to which the prevailing party may be entitled under this Agreement, to recover from the breaching party all reasonable attorney fees and costs incurred by the prevailing party in enforcing this Agreement.


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         IN WITNESS WHEREOF, Sutter, the Company and Executive have duly executed and delivered this Agreement as of the day and year first above written.

                                   EXECUTIVE


                                   By:      _______________________________

SUTTER HOLDINGS COMPANY, INC.      FLF, INC. d/b/a DIVERSIFIED RISK
                                   INSURANCE BROKERS


                                   By:      _______________________________
By:      _________________________
                                   Its:     _______________________________
Its:     _________________________



























                    [Signature Page to Employment Agreement]

                                    EXHIBIT A


Management Fee. For the period ending September 30, 2005, the Company shall pay Executive a Management Fee equal to $ 25,000.00 Thereafter, for each twelve (12) month period ending September 30,2009, the Company shall pay Executive a Management Fee equal to $ 25,000.00 (.0041%) percent of the total FLF, Inc. d/b/a Diversified Risk Insurance Brokers' commission and fee revenue (including contingent and profit sharing commissions).

Production-Based Commissions. In addition to the Management Fee, the Company shall pay Executive production-based commissions based on a percentage of the gross revenues received by the Company (including, without limitation, all commissions and fees) which are derived from clients/customers which are serviced by Executive and others at the Company and for which Executive is responsible. The parties expressly agree as follows:

(1) For "Existing Accounts" (defined as all accounts listed by the Company under Producer Code # JCS prior to October 1, 2004), the Company shall pay Executive a 25% production-based commission on renewal coverage and 50% on new coverages.

(2) For "New Accounts" (defined as all accounts not serviced by the Company as of October 1, 2004, not purchased or acquired by payment of consideration or other remuneration by the Company or any affiliate from or after October 1, 2004) which are serviced by Executive and others at the Company and for which Executive is responsible, the Company shall pay the percentage of production-based commission to Executive under its then current Producer Compensation Schedule as may be amended from time to time at the discretion of the Company; provided, however, that Executive will receive the same percentage of production-based commission as other similarly situated key executives.

Bonus Plan. Executive shall be eligible to participate in the Diversified Risk Bonus Plan generally providing that twenty (20%) percent of the amount by which actual GAAP EBITDA exceeds target GAAP EBITDA, with certain adjustments, shall be allocated and paid annually by the Company Board. The specific terms of the Bonus Plan are incorporated herein by reference.

                                    EXECUTIVE


                                    By:      _______________________________

SUTTER HOLDINGS COMPANY, INC.       FLF, INC. d/b/a DIVERSIFIED RISK
                                    INSURANCE BROKERS


                                    By:      _______________________________
By:      ________________________   Its:     _______________________________
Its:     ________________________